SUN RIVER ENERGY, INC. ANNOUNCES CLOSING OF ACQUISITIONS AND CHANGES IN EXECUTIVE MANAGEMENT TEAM AND BOARD OF DIRECTORS

Dallas, TX -- (PRNewswire-FirstCall) - August 4, 2010 --Sun River Energy, Inc. (OTC:BB:SNRV) announces today that it has closed on its previously announced acquisition of PC Operating Texas, Inc. and leasehold and well bore interests from FTP Oil & Gas LP. This acquisition includes approximately 2,148 gross acres (1,610 net acres) in Tom Green County, Texas, which consists of four prospects developed by industry partner Fairchild Petroleum of Midland, Texas. In addition, in connection with the closing of the acquisitions, the Company has engaged two new executives pursuant to three (3) year employment contracts. Donal R. Schmidt, Jr. will serve as President and Chief Executive Officer (CEO) and Thimothy S. Wafford as Chief Operating Officer (COO). Mr. Schmidt has also been appointed as a director. Both officers are experienced in the independent oil and gas exploration and production business.

Sun River recognizes the strengths of its current management and as part of the management restructuring plan, Mr. Jay Leaver has resigned from his position as President, and Mr. Joe Kelloff has resigned as the COO and have been reassigned to senior exploration and senior operational positions managing continued expansion and future operations of the Rocky Mountain Region. As a result of a change in management, the Company will relocate its primary office and headquarters to Dallas, Texas and will maintain a regional office in Denver, Colorado.

"Mr. Schmidt and Mr. Wafford are terrific assets to Sun River." says Mr. Leaver, former President of Sun River. "They each have in excess of 20 years of experience in growing oil and gas companies, and we look forward to working with them to expand Sun River."

In addition, Mr. Robert B. Fields has been appointed as a director effective immediately. Mr. Fields has a distinguished history as a director for a number of public companies.

Donal R. Schmidt, Jr. (49) - President/CEO and Chairman

For the last 11 years, Mr. Schmidt has been an independent oil and gas producer. Mr. Schmidt is a managing member of FTP Oil and Gas I LLC, the General Partner of FTP. FTP is a limited partnership formed for the acquisition of leases in the Permian Basin located in West Texas. Mr. Schmidt was also the managing director of PC Operating Texas Inc., which conducted drilling and operations for FTP and other working interest partners. From 2005 until 2008, Mr. Schmidt was Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Director of Dorado Exploration Inc; Director of Dorado Operating Inc.; and President of the Managing Member of the General Partner of Dorado Beckville Partners I LP. Dorado Exploration Inc., Dorado Operating Inc. and Dorado Beckville I LP each filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008. Through the approved plans of reorganization for each company all allowed claims were paid in full and preferred shareholders of Dorado Exploration Inc. received $1.375 for their $1.00 preferred stock. From June 5, 2000 through December 31, 2004, he served as the managing member of Fredonia East Texas Property Acquisition Co., LLC and Longhorn Compression, LLC, where Mr. Schmidt was responsible for the land, legal, accounting, gas marketing and management of the financial assets of both companies. Fredonia East Texas Property Acquisition Co., LLC, was a non-operating working interest holding company and Longhorn Compression, LLC, is a company that owns compressors used on oil and gas wells.

Mr. Schmidt is a licensed attorney and Certified Public Accountant in the State of Texas. He graduated with a B.S. in Mathematics and a minor in Chemistry from Texas Tech University in 1984. Additionally, he earned both an M.B.A. in Finance (1988) and M.S. in Accounting (1987) from the University of Texas at Dallas. In 1987, he joined the Dallas office of KPMG Peat Marwick as an oil and gas auditor. Mr. Schmidt, a member of law review, graduated from Texas Wesleyan University School of Law in 1996.

Thimothy S. Wafford (50) - COO

Mr. Wafford has over 26 years of diversified experience in the oil and gas industry, and has worked with Mr. Schmidt as an independent oil and gas producer for the last 11 years.  He has also worked as a Petroleum Reservoir Engineer both domestically and internationally.  Mr. Wafford was President of Essex Energy of Texas, Inc. from August 1, 2000 through May 13, 2003.  Essex Energy of Texas, Inc., an entity in which Mr. Wafford was the sole director, officer and owner, was an oil and gas operating company that filed a Voluntary Petition of Bankruptcy under Chapter 7 of the Bankruptcy Code on December 2, 2002.  Essex Energy of Texas was liquidated and discharged from bankruptcy on May 13, 2003.  From December 2002 through the present, Mr. Wafford has been President of Waterman Oil & Gas, Inc.  In these positions, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression.  From April 1, 2003 through January 25, 2005, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression with respect to the properties that were contributed to Dorado Beckville Partners I LP by Mr. Wafford and Mr. Schmidt.  From January 25, 2005 to December 31, 2008, Mr. Wafford served as Chief Operating Officer and Director of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as described above.

While attending Texas A&M University from 1980 to 1983, Mr. Wafford was a student engineer for the independent petroleum reservoir engineers at Tom Calhous & Associates, primarily responsible for reserve estimates and valuations of properties in the East Texas Oilfield. Upon graduation from Texas A&M University in 1984 with a B.S. in Petroleum Engineering, Mr. Wafford served as Reservoir Engineer for the Oil and Gas Division of the First National Bank, Longview, Texas. Mr. Wafford returned to graduate school in 1986 and earned both an M.B.A. Finance and M.S. Accounting from the University of Texas at Dallas in 1988. From 1988 to 1990, Mr. Wafford served as an Oil and Gas Management Consultant with the Dallas office of PriceWaterhouse. From 1990 to 1997, Mr. Wafford worked in various domestic and international capacities as a petroleum reservoir engineer. In 1998, began his career as an independent oil and gas producer.

Robert B. Fields (72) - Director

From July 27, 2006 to August 6, 2008, Mr. Fields served on the Board of Directors of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as described above. Since 2006, Mr. Fields has served as the managing member of PetroFields LLC, his personal oil and gas investment venture based in New York. Since February 15, 2001, Mr. Fields has served as the Chairman of ActForex, Inc., a New York fully hosted management service provider of proprietary software for currency trading. From April 2008 through June 8, 2010, Mr. Fields served on the board of Sky People Fruit Juice (SPU (on NASDAQ)). Mr. Fields has served as a director of China Green Agriculture, a Nasdaq-listed corporation since February 8, 2010 and serves as Chairman of its Compensation Committee and member of its Audit Committee. From June 2005 through the annual shareholder meeting on May 31, 2006, Mr. Fields served on the Board of Directors and as Chairman of the Audit Committee of Genoil Inc., a corporation with its shares traded on the OTC Bulletin Board. From 1999 to 2002, Mr. Fields was Executive Advisor to Laidlaw Global Corp., an AMEX-listed corporation. Mr. Fields has served on the Board of Directors of Statmon Technologies, Inc., a corporation with its shares traded on the OTC Bulletin Board, since June 2000, and serves as Chairman of its Audit Committee. From 1997 to 1998, Mr. Fields served as Vice Chairman and, from 1997 to 1999, as a director of Laidlaw Ship Funding Ltd. Mr. Fields recently served as the President of the Friars National Association Foundation, Inc., a philanthropy of the arts based in New York, and since 1998 Mr. Fields has held various officer positions with the organization and is now a Trustee. From 1995 to 1998, he was a director of Hospital Staffing Services, Inc., a New York Stock Exchange-listed corporation. Prior to that Mr. Fields also served as President and CEO of L'Express Inc., a New Orleans based interstate regional airline, Executive Vice President of American Finance Group in Boston, and as a director and a member of the Audit Committee of Flight International Group of Newport News, Virginia, a public company. Additionally, Robert Fields was managing director of Equifund, L.P. Since 1979, he has served as the President of Tradestar Ltd., his wholly owned consulting firm that specializes in asset appreciation.

About Sun River Energy:

Sun River Energy, Inc. is a Dallas based oil and gas exploration company focusing its efforts on North America, specifically oil and natural gas in the Rocky Mountain region. For further information on the Company, please visit our website www.SunRiverEnergy.com.

Media Contact:

Stuart Newsome

1-800-669-6511

info@sunriverenergy.com

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the company's success in drilling, the company's ability to fund the company's planned capital investments; the company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.